Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

On October 31, 2017, American Midstream Partners, LP (“AMID” or the “Partnership”) and American Midstream GP, LLC, general partner of AMID (“AMID GP”), entered into a Contribution Agreement (the “Contribution Agreement”) with Southcross Holdings, LP (“Holdings LP”). Upon the terms and subject to the conditions set forth in the Contribution Agreement, Holdings LP agreed to contribute its equity interests in a new wholly owned subsidiary (“SXH Holdings”), which will hold substantially all the current subsidiaries of Holdings LP (Southcross Holdings Intermediary LLC, Southcross Holdings Guarantor GP LLC and Southcross Holdings Guarantor LP, together herein referred to as “SXH”), which in turn directly or indirectly own 100% of the limited liability company interest of Southcross Energy Partners GP, LLC (“SXE GP”) and 100% of the partnership interest of Southcross Holdings Borrower LP, which directly holds securities of Southcross Energy Partners, LP (“SXE”), and the business of Holdings LP, to AMID and AMID GP in exchange for (i) the number of common units representing limited partner interests in AMID (each an “AMID common unit”) with a value equal to $185,697,148, subject to certain adjustments for cash, indebtedness, working capital and transaction expenses contemplated by the Contribution Agreement, divided by $13.69 per AMID common unit, (ii) 4,500,000 new Series E convertible preferred units of AMID (the “AMID Preferred Series E Units”), (iii) options to purchase 4,500,000 AMID common units, and (iv) a 15% interest in AMID GP (the “AMID GP Series D units”) (the transactions contemplated thereby and the agreements ancillary thereto, the “Contribution”). A portion of the consideration will be deposited into escrow in order to secure certain post-closing obligations of Holdings LP. Concurrently with the closing of the Contribution, the Fifth Amended and Restated Agreement of Limited Partnership of AMID will be amended and restated to reflect the issuance of AMID Preferred Series E Units, and the Fourth Amended and Restated Limited Liability Company Agreement of AMID GP will be amended and restated to reflect the issuance of the AMID GP Series D units.

In connection with the Contribution Agreement, on October 31, 2017, AMID, AMID GP, Cherokee Merger Sub LLC, a wholly-owned subsidiary of AMID (“Merger Sub”), SXE, and SXE GP, entered into an Agreement and Plan of Merger (the “SXE Merger Agreement”). Upon the terms and subject to the conditions set forth in the SXE Merger Agreement, SXE will merge with and into Merger Sub, with SXE continuing its existence under Delaware law as the surviving entity in the SXE Merger and wholly-owned subsidiary of AMID (the “Merger” and together with the Contribution, the “Transactions”).

At the effective time of the Merger (the “Effective Time”), each common unit of SXE (each, an “SXE Common Unit”) issued and outstanding or deemed issued and outstanding as of immediately prior to the Effective Time will be converted into the right to receive 0.160 (the “Exchange Ratio”) of an AMID common unit (the “Merger Consideration”), except for those SXE Common Units held by affiliates of SXE and SXE GP, which will be cancelled for no consideration. Each SXE Common Unit, Subordinated Unit (as defined in the Merger Agreement) and Class B Convertible Unit (as defined in the Merger Agreement) held by Holdings LP or any of its subsidiaries and the SXE Incentive Distribution Rights (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time will be cancelled in connection with the closing of the Merger.

Set forth below is unaudited pro forma condensed consolidated financial information that gives effect to the proposed Transactions in which SXH, the ultimate parent of SXE, will be contributed to AMID. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 has been prepared to give effect to the Transactions as if they had occurred on September 30, 2017. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and year ended December 31, 2016, have been prepared to give effect to the Transactions as if they had occurred on January 1, 2016. The unaudited pro forma condensed consolidated financial information was prepared using the acquisition method of accounting with AMID as the acquirer. Therefore, the historical basis of AMID’s assets and liabilities will not be affected by the Transactions. The unaudited pro forma condensed consolidated financial information has been developed from and should be read in conjunction with the financial statements and related notes contained in the indicated reports: (i) the Partnership’s unaudited historical condensed consolidated financial statements set forth in its Quarterly Report on Form 10-Q as of and for the quarterly period ended September 30, 2017, as filed with the Securities and

Exchange Commission (“SEC”) on November 9, 2017; (ii) the Partnership’s audited recast historical consolidated financial statements as of and for the year ended December 31, 2016 set forth in its Current Report on Form 8-K dated December 6, 2017 and filed with the SEC on December 7, 2017; (iii) SXH’s audited Combined Financial Statements as of December 31, 2016 and for the year ended December 31, 2016 and subsequent unaudited Combined Financial Statements as of September 30, 2017 and for the nine-month period ended September 30, 2017, set forth in AMID’s Current Report on Form 8-K dated and filed with the SEC on December 14, 2017; and (iv) the notes accompanying this unaudited pro forma condensed consolidated financial information. The SXH historical financial statements include the combined results of SXE and the midstream business owned by Holdings LP for the year ended December 31, 2016 and the nine-month period ended September 30, 2017.

The unaudited pro forma financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates. The pro forma adjustments, as described in the notes to the unaudited pro forma financial information, are based on currently available information. Management believes such adjustments are reasonable, factually supportable and directly attributable to the events and transactions described below. The unaudited pro forma financial information gives effect to the Merger Agreement and Contribution Agreement in a combined transaction accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The final allocation of the purchase price will be determined after the Transactions are closed and after completion of updated analyses of the fair value of tangible and identifiable intangible assets and liabilities as of the date of the Transactions. Increases or decreases in the fair values of the net assets as compared with the information shown in the unaudited pro forma financial statements may change the amount of the purchase price allocated to goodwill, if any, and other assets and liabilities and may impact AMID’s statements of operations due to adjustments in amortization of the adjusted assets or liabilities. The final adjustments may be materially different from the unaudited pro forma financial information presented herein.

The following unaudited pro forma financial information does not reflect any revenue enhancements, anticipated synergies, operating efficiencies or cost savings that may be achieved. The unaudited pro forma financial information are not adjusted for any insignificant transactions by the Partnership that took place after the balance sheet date of September 30, 2017. The allocation of the purchase price to the assets and liabilities acquired reflected in these pro forma financial information is preliminary and is based on AMID’s management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed. Accordingly, the actual financial position and results of operations may differ from these pro forma amounts as additional information becomes available and as additional analyses are performed. The unaudited pro forma financial information also assumes the refinancing of SXH debt with the issuance of additional senior notes, while the actual sources of funds available for such required refinancing upon closing of the Transactions may differ significantly, which sources may also include net proceeds from the issuance of other forms of Partnership debt with significantly different terms, from possible asset sales or the issuance of equity securities by the Partnership, or a combination of such sources. Please also read “Sensitivity of Pro forma adjustments related to the estimated refinancing rates.”

The unaudited pro forma financial information does not purport to represent what the Partnership’s actual consolidated results of operations or financial position would have been had the events and transactions occurred on the dates assumed, nor is it necessarily indicative of the Partnership’s future financial condition or consolidated results of operations.

American Midstream Partners, LP and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of September 30, 2017
	(in thousands except per unit data)
	AMID	SXH	Pro Forma			AMID
	Historical	Historical	Adjustments			Pro Forma
Assets
Current assets
Cash and cash equivalents	$6,739	$33,618	$—			$40,357
Restricted cash	18,683	300	—			18,983
Accounts receivable, net of allowance for doubtful accounts	25,897	72,339	—			98,236
Unbilled revenue	53,168	—	—			53,168
Inventory	5,970	—	—			5,970
Other current assets	17,144	8,095	—			25,239

Total current assets	127,601	114,352	—			241,953
Risk managemnt assets	7,545	—	—			7,545
Property, plant and equipment, net	1,140,826	1,814,351	(1,093,156)	[a	]	1,862,021
Goodwill	202,135	—	—			202,135
Restricted cash—Long Term	5,693	—	—			5,693
Intangible assets, net	194,456	—	—			194,456
Investment in unconsolidated affiliates	334,026	114,643	—			448,669
Other assets, net	10,925	2,398	—			13,323

Total assets	$2,023,207	$2,045,744	$(1,093,156)			$2,975,795

Liabilities, Equity and Partners’ Capital
Current liabilities
Accounts payable	$27,285	$12,098	$21,175	[b	]	$60,558
Accrued gas purchases	16,696		—			16,696
Accrued expenses and other current liabilities	67,505	81,829	—			149,334
Current portion of long-term debt	1,234	6,649	(6,649)	[c	]	1,234

Total current liabilities	112,720	100,576	14,526			227,822
Asset retirement obligations	52,046		—			52,046
Other long term liabilities	2,448	40,760	—			43,208
3.77% Senior notes	55,186		—			55,186
8.50% Senior notes	293,007	542,137	102,455	[c	]	937,599
Revolving credit facility	709,652	95,806	(95,806)	[c	]	709,652
Deferred tax liabilites	9,695		—			9,695

Total liabilities	1,234,754	779,279	21,175			2,035,208

Convertible preferred units	343,579		68,697	[d	]	412,276
Equity and partners’ capital
General Partner Interests	(86,224)	—	6,360	[d	]	(80,135)
			(271)	[b	]
Limited Partner Interests	517,081	—	98,252	[d	]	594,429
			(20,904)	[b	]
Owner’s net investment	—	1,000,645	(1,000,645)	[d	]	—
Accumulated other comprehensive income	2	—	—			2

Total partners’ capital	430,859	1,000,645	(917,208)			514,296
Noncontrolling interests	14,015	265,820	(265,820)	[e	]	14,015

Total equity and partners’ capital	444,874	1,266,465	(1,183,028)			528,311

Total liabilities, equity and partners’ capital	$2,023,207	$2,045,744	$(1,093,156)			$2,975,795

American Midstream Partners, LP and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Nine Months Ended September 30, 2017
	(in thousands except per unit data)
	AMID	SXH	Pro Forma			AMID
	Historical	Historical	Adjustments			Pro Forma
Revenues:	$488,398	$606,456	$—			$1,094,854
Operating expenses:
Costs of sales	342,886	470,631	—			813,517
Direct operating expenses	56,819	40,000	—			96,819
Corporate expenses	84,570	53,606	(2,534)	[f	]	135,642
Depreciation, amortization and accretion	78,834	112,367	(85,400)	[g	]	105,801
(Gain) Loss on sale of assets, net	(4,064)	227	—			(3,837)

Total operating expenses	559,045	676,831	(87,934)			1,147,942

Operating Income (Loss)	(70,647)	(70,375)	87,934			(53,088)
Other income (expenses):
Interest expense	(51,037)	(39,965)	(3,930)	[h	]	(94,932)
Other income (expense), net	32,248	1,508	—			33,756
Earnings (losses) in unconsolidated affiliates	49,781	(9,865)	—			39,916

Income (loss) from continuing operations before income taxes	(39,655)	(118,697)	84,004			(74,348)
Income tax expense	(2,611)	(4)				(2,615)

Net income (loss) from continuing operations	(42,266)	(118,701)	84,004			(76,963)
Net income (loss) attributable to noncontrolling interests	3,386	(13,907)	—			(10,521)

Net income (loss) from continuing operations attributable to the Partnership	$(45,652)	$(104,794)	$84,004			$(66,442)

General Partners’ interest in continuing operations net income (loss)	$(1,290)	n/a	n/a			$(1,878)

Limited Partners’ interest in continuing operations net income (loss)	$(44,362)	n/a	n/a			$(64,564)

Distribution declared per common unit	$1.2375	n/a	n/a			$1.2375

Limited Partners’ net loss from continuing operations per common unit
Basic and Diluted:
Net Loss	$(1.35)					$(1.64)

Weighted average common shares outstanding:
Basic and diluted	52,021		6,918	[i	]	58,939

American Midstream Partners, LP and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2016
	(in thousands except per unit data)
	AMID	SXH	Pro Forma			AMID
	Historical	Historical	Adjustments			Pro Forma
Revenues:	$589,026	$633,280	$—			$1,222,306
Operating expenses:
Cost of Sales	393,351	434,741	—			828,092
Direct operating expenses	71,544	38,281	—			109,825
Corporate expenses	89,438	118,844	—			208,282
Depreciation, amortization and accretion expense	90,882	185,191	(149,235)	[g	]	126,838
Loss (Gain) on sale of assets, net	688	(10,352)	—			(9,664)
Loss on impairment of property, plant and equipment	697	—	—			697
Loss on impairment of goodwill	2,654	—	—			2,654

Total operating expenses	649,254	766,705	(149,235)			1,266,724

Operating Income (Loss)	(60,228)	(133,425)	149,235			(44,418)
Other income (expense):						—
Interest expense	(21,433)	(55,620)	(2,906)	[h	]	(79,959)
Other income (expense), net	254	2,933	—			3,187
Reorganization items, net	—	487,119	—			487,119
Earnings (losses) in unconsolidated affiliates	40,158	(21,123)	—			19,035

Income (loss) from continuing operations before income taxes	(41,249)	279,884	146,329			384,964
Income tax expense	(2,580)	2				(2,578)

Net Income (loss) from continuing operations	(43,829)	279,886	146,329			382,386
Net income (loss) attributable to noncontrolling interests	2,766	(31,852)	—			(29,086)

Net income (loss) from continuing operations attributable to the Partnership	$(46,595)	$311,738	$146,329			$411,472

General Partners’ interest in continuing operations net income (loss)	$(212)	n/a	n/a			$1,869

Limited Partners’ interest in continuing operations net income (loss)	$(46,383)	n/a	n/a			$409,603

Distribution declared per common unit	$—	n/a	n/a			$—

Limited Partners’ net income (loss) from continuing operations per common unit
Basic:
Net Income (Loss)	$(1.51)					$6.33

Diluted:
Net Income (Loss)	$(1.51)					$4.75

Weighted average common shares outstanding:
Basic	51,176		6,900	[i	]	58,076
Diluted			22,470	[i	]	80,546

1. Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed consolidated financial information is intended to reflect the impact of the Transactions and the effect of the anticipated private offering of senior notes (as described in Note 3(c)) on AMID’s consolidated financial statements. The presentation of the unaudited pro forma condensed consolidated financial position and results of operations is based on the historical financial statements of AMID and the historical financial statements of SXH, which have been filed with the SEC in reports referenced in the introduction to this unaudited pro forma financial information. Pro forma adjustments describing these events are included in the notes to the unaudited pro forma condensed consolidated financial information. Pro forma adjustments are included only to the extent they are (i) directly attributable to the Transactions and an anticipated private offering of senior notes, (ii) factually supportable and, (iii) with respect to the statements of operations, expected to have a continuing impact on the consolidated results. Certain items included in the historical consolidated financial statements of AMID and the historical combined financial statements of SXH were not adjusted for in these unaudited pro forma condensed consolidated financial statements, as they were not directly related to the Transactions or the anticipated private offering of senior notes, including (i) historical changes to the capital structures of AMID and SXH, (ii) acquisitions by AMID that are not deemed significant under the SEC’s Regulation S-X that took place after the balance sheet date of September 30, 2017, (iii) SXH’s gain on reorganization items, net upon emergence from Chapter 11 bankruptcy ,and (iv) recognized impairments of long-lived assets and goodwill. The accompanying unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or benefits that may result from realization of commercial synergies expected to result from the Transactions.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 has been prepared to give effect to the Transactions, including a private debt offering of senior notes, as if those had occurred on September 30, 2017. The unaudited pro forma condensed consolidated statements of operations for the nine-month period ended September 30, 2017 and year ended December 31, 2016, have been prepared to give effect to the Transactions ,including a private debt offering of senior notes, as if those had occurred on January 1, 2016.

Fair Value Adjustments

The Merger will be accounted for using the acquisition method of accounting with AMID as the acquirer of SXH. The unaudited pro forma consolidated financial information and accompanying notes reflect the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed. Fair value estimates were determined based on preliminary discussions between AMID and SXH management, due diligence efforts and information available in public filings. The fair values assigned in these unaudited pro forma consolidated financial statements and accompanying notes are preliminary and represent management’s estimate of fair value and are subject to revision. The actual fair values of the assets acquired and liabilities assumed may differ materially from the amounts presented below as further analysis is completed. The final valuation of assets acquired and liabilities assumed may result in different adjustments than those shown in the unaudited pro forma consolidated financial statements, and these differences may have a material impact on the accompanying unaudited pro forma consolidated financial statements and the consolidated future results of operations and financial position.

2. Purchase Price

The aggregate consideration given reflected in the unaudited pro forma consolidated financial information is approximately $817.9 million, including the fair value of AMID common units, AMID Preferred Series E Units, options to acquire AMID common units, AMID GP Series D units, and approximately $644.5 million of assumed debt at SXH (inclusive of SXE debt). The actual number of AMID common units issued to Holdings LP upon the closing of the Contribution Agreement will be based on a value equal to $185.7 million, subject to certain adjustments for cash, indebtedness, working capital and transaction expenses contemplated by the Contribution Agreement, divided by $13.69 per AMID common unit, and the fair value of those units will be based on the current market price of the AMID common units at the date of the closing of the Contribution Agreement. The actual number of AMID common units issued to SXE common unitholders upon closing of the Merger will be based on the number of SXE common units outstanding at closing on a fully-diluted basis, and the fair value of those units will be based on the current market price of the AMID common units at the date of the closing of the Transactions.

The table below presents the preliminary purchase price, and the table in Note 3(a) presents the preliminary fair values of the assets acquired and liabilities assumed, as if the Transaction agreements had closed on September 30, 2017:

Purchase price
Fair value of AMID common units issued to SXE unit holders (3.5 million units)	$46,070
Fair value of AMID common units issued to Holdings LP (3.4 million units)	45,022

Total fair value of AMID common units	91,092
Fair value of AMID Preferred Series E Units to Holdings LP (4.5 million units)	68,697
Fair value of options to purchase 4.5 million units of AMID common units to Holdings LP	7,160
Fair value of AMID GP Series D units to Holdings LP	6,360

173,309
Debt assumed
Debt outstanding as of September 30, 2017	644,592

Aggregate consideration	$817,901

3. Pro Forma Adjustments to the Unaudited Condensed Consolidated Financial Statements

(a)	Fair Value Adjustments

Reflects the adjustment of the value of SXH’s assets under acquisition method of accounting based upon preliminary estimates of fair values of the assets and debt assumed. The Transactions will be accounted for using the acquisition method of accounting in which AMID is the acquirer. The unaudited pro forma consolidated financial information and accompanying notes reflect the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed. Fair value estimates were determined based on preliminary discussions between AMID and SXH management, due diligence efforts and information available in public filings. The final valuation of assets acquired and liabilities assumed may result in different adjustments than those shown in the unaudited pro forma consolidated financial statements, and these differences may have a material impact on the accompanying unaudited pro forma consolidated financial statements and the consolidated future results of operations and financial position. This preliminary determination is subject to final adjustments pending additional information sharing between the parties to the Transactions, more detailed third-party appraisal and other potential adjustments.

Preliminary Fair Value of Assets Acquired and Liabilities Assumed:

Cash and cash equivalents	$33,918	(1)(2)
Current assets	80,434	(1)
Investments in unconsolidated investments	114,643	(1)
Other assets	2,398	(1)
Property, plant and equipment	721,195	(3)

Total assets acquired	952,588

Current liabilities	93,927	(1)
Other LT liabilities	40,760	(1)
Interest-bearing debt	644,592	(1)

Total liabilities assumed	779,279

Net assets acquired	$173,309

(1)	Estimate is based on SXH’s net book value as of September 30, 2017 and is considered a reasonable estimate of fair value.
(2)	Includes restricted cash of $0.3 million.
(3)	Includes an estimated value of $574.5 million of tangible personal property, $134.0 million of right of way assets, and $12.7 million of land.

(b)	Transaction Expense Adjustment

Reflects an increase in accounts payable and a reduction in general partner and limited partner capital for estimated expenses (primarily investment advisor, legal, accounting and other professional fees) to be incurred by the Partnership in completing the Transactions. The estimated expenses have been allocated to the general partner and limited partner capital based on the ownership percentages of approximately 1.3% and 98.7%, respectively.

(c)	Debt Adjustments

Reflects adjustments for the following two assumed financing transactions:

(1)	Anticipated private offering of $100 million principal amount of 8.5% senior notes due 2021 sold at par; and

(2)	Refinancing of all of SXH’s interest-bearing debt, which is required as part of the closing under the Transaction Agreements, which is assumed to be funded for purposes of this unaudited pro forma financial information by the issuance of senior notes by the Partnership and/or its finance subsidiary.

The assumed terms are as follows for each financing transaction:

(1)	Anticipated private offering of senior notes—estimated proceeds from the sale of $100.0 million principal amount of senior notes sold at par less debt issuance costs of 2.0% of proceeds, with interest at a stated rate of 8.5% paid in cash on a semi-annual basis and a maturity date of 2021.

(2)	Refinancing of SXH debt—estimated proceeds of $557.7 million from the sale of senior notes sold at par, less debt issuance costs of approximately 2.0% of proceeds, to refinance SXH’s debt balance at September 30, 2017, with interest at a stated rate of 8.5% paid in cash on a semi-annual basis and a maturity date of five years from the assumed pro forma closing date of the Transactions. Refer to note (h) for the pro forma interest expense adjustment.

Reconciliation of SXH debt:
Current portion of long-term debt	$6,649
Long-term debt	542,137
Revolving credit facility	95,806

Total Debt	644,592
Less: estimated offering proceeds from debt issuances
Private offering of senior notes	(98,000	)(1)
Refinancings of remaining debt of SXH	(546,592	)(2)

Reconciliation of pro forma debt adjustments	$—

Proceeds form anticipated private offering of senior notes:
Private offering of senior notes	$100,000
Less: estimated debt issuance costs	(2,000)

	$98,000	(1)

Refinancing of remaining debt of SXH	$557,700
Less: estimated debt issuance costs	(11,108)

	$546,592	(2)

The actual sources of funds available for the required refinancing of SXH debt upon closing of the Transactions may differ significantly, which sources may also include net proceeds from the issuance of other forms of Partnership debt with significantly different terms, from possible asset sales or the issuance of equity securities by the Partnership, or a combination of such sources. Please also read “Sensitivity of Pro forma adjustments related to the estimated refinancing rates.”

(d)	Equity and Partners’ Capital Adjustments

Reflects (i) a general partnership interests increase by an estimated value of $6.4 million for the issuance of AMID GP Series D units (ii) limited partner interests increase by $98.3 million due to $91.1 million for the estimated fair value of AMID common units issued to Holdings LP and SXE common unitholders (6.9 million units issued in total) and the options to acquire AMID common units for an estimated value of $7.2 million,(iii) preferred unit interests increase for the issuance of 4.5 million AMID Preferred Series E Units with an estimated value of $68.7 million, and (iv) the elimination of SXH’s Owner’s net investment because it is not part of the pro forma capital structure of AMID.

(e)	Noncontrolling Interest

Reflects the elimination of SXH’s noncontrolling interest balance with the issuance of various components of AMID equity units as full consideration for the acquired net assets of SXH.

(f)	Transaction Expense Adjustment

Reflects the elimination of transaction costs recorded to date for the nine months ended September 30, 2017.

(g)	Depreciation Adjustments

Reflects the net decrease in depreciation expense from $112.4 million to $27.0 million for the nine months ended September 30, 2017 and $185.2 million to $36.0 million for the year ended December 31, 2016 as a result of applying business combination accounting as of January 1, 2016. The expected useful lives used to arrive at pro forma depreciation were 23.2 years for pipelines, 16.4 years for other plant equipment, 4.4 years for furniture and fixtures, 5.2 years for vehicles and 23.2 years for rights of way.

(h)	Interest Expense Adjustments

Reflects pro forma interest expense adjustments to reflect two separate assumed financing events:

(1)	Anticipated private offering of $100 million of senior notes sold at par and bearing stated interest of 8.5%; and

(2)	Refinancing of all of SXH’s interest-bearing debt, which refinancing is required as part of closing of the Transactions. with net proceeds from an assumed issue of additional senior notes sold at par and bearing stated interest of 8.5%,

The reconciliation of pro forma interest expense is as follows:

For the nine months ended September 30, 2017:
Private offering of senior notes
Stated interest expense (8.5%)	$6,375
Amortization of debt issuance costs	300

$6,675

Refinancing of SXH’s debt
Stated interest expense (8.5%)	$35,553
Amortization of debt issuance costs	1,666

$37,219

Pro forma interest expense from refinancings	$43,895
Less: Annual interest expense recorded by SXH	(39,965)

Pro forma interest expense adjustment	$3,930

For the year ended December 31, 2016:
Private offering of senior notes
Stated interest expense (8.5%)	$8,500
Amortization of debt issuance costs	400

$8,900

Refinancing of SXH’s debt
Stated interest expense (8.5%)	$47,405
Amortization of debt issuance costs	2,222

$49,627

Pro forma interest expense from refinancings	$58,526
Less: Annual interest expense recorded by SXH	(55,620)

Pro forma interest expense adjustment	$2,906

Sensitivity of Pro forma adjustments related to the estimated refinancing rates:

The anticipated private offering of senior notes has a possible issuance range between $100.0 and $150.0 million principal amount sold at par. Additionally, the estimated range of stated interest expense for further assumed offerings to refinance SXH’s debt is between 8.5% and 9.5% (100 basis point variance). For purposes of generating the pro forma interest expense adjustment, the Partnership estimated a range of possible outcomes. As such, the pro forma interest expense reflects one outcome, which anticipates all of SXH’s debt being refinanced at 8.5%, and a second outcome which reflects a $100.0 million principal amount minimum offering at 8.5% with the remaining balance of SXH’s debt being refinanced at 9.5%:

Pro forma interest expense for the private offering of senior notes would reflect the following range for the pro forma periods:

	$658 million at 8.5%	$100 million at 8.5%; $558 million at 9.5%
For the nine months ended September 30, 2017:
Stated interest expense	$41,928	$46,111
Amortization of debt issuance costs	1,966	1,966

	$43,894	$48,077

For the year ended December 31, 2016:
Stated interest expense	$55,905	$61,482
Amortization of debt issuance costs	2,622	2,622

	$58,527	$64,104

(i)	Net Income (Loss) Per Common Unit

As discussed above, the accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and year ended December 31, 2016 represent the combined financial data of AMID and SXH post-merger and net income (loss) is allocated to the combined AMID’s general partner and limited partners in accordance with their respective ownership percentages, after giving effect to contractual distributions on the Partnership’s convertible preferred units, limited partner units and general partner units, including incentive distribution rights, if applicable. Basic and diluted net income (loss) per limited partner unit is calculated by dividing limited partners’ interest in net income (loss) by the weighted average number of limited partner units outstanding during the period. The pro forma basic and dilutive net income (loss) per common unit assumed all newly issued units in connection with the Transactions to have been outstanding for the entire period.

AMID computes earnings per unit using the two-class method, which requires that securities that meet the definition of a participating security be considered for inclusion in the computation of basic earnings per unit. Under the two-class method, earnings per unit are calculated as if all of the earnings for the period were distributed under the terms of AMID’s partnership agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all earnings for a particular period.

The two-class method does not impact AMID’s overall net income (loss) or other financial results; however, in periods in which aggregate net income exceeds AMID’s aggregate distributions for such period, it will have the impact of reducing net income (loss) per limited partner unit. This result occurs as a larger portion of AMID’s aggregate earnings, as if distributed, is allocated to the incentive distribution rights of the general partner, even though we make distributions on the basis of available cash and not earnings. In periods in which our aggregate net income does not exceed our aggregate distributions for the period, the two-class method does not have any impact on our calculation of earnings per limited partner unit.